UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2026 (September 12, 2026)

ADDUS HOMECARE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34504	20-5340172
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6303 Cowboys Way, Suite 600 Frisco, Texas	75034
(Address of principal executive offices)	(Zip Code)

(469) 535-8200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ADUS	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 12, 2026, Addus HealthCare, Inc., an Illinois corporation (“Addus HealthCare”), a wholly-owned subsidiary of Addus HomeCare Corporation (the “Company”), entered into an Equity and Asset Purchase Agreement (the “Purchase Agreement”) with AccentCare, Inc., a Delaware corporation (“Seller”). Pursuant to the Purchase Agreement, Addus HealthCare has agreed to acquire the personal care and community care business of Seller outside the state of New York (the “Business”), consisting of (A) all of the outstanding equity interests of (i) Guardian Personal Care Services of Georgia, LLC, a Georgia limited liability company (“Guardian Georgia”), (ii) Guardian Personal Care Services, LLC, a Tennessee limited liability company (“Guardian Tennessee”), (iii) Texas Home Health of America, LP, a Texas limited partnership (“Texas Home Health”), (iv) AccentCare at Home, Inc., an Arizona corporation (“AccentCare Arizona”), (v) Gareda, LLC, an Illinois limited liability company (“Gareda”), (vi) AccentCare of California, Inc., a Delaware corporation (“AccentCare California”), (vii) AccentCare of Washington, Inc., a Washington corporation (“AccentCare Washington”), (viii) AccentCare at Home of Minnesota, LLC, a Minnesota limited liability company (“AccentCare Minnesota”), (ix) AccentCare at Home of Pennsylvania, LLC, a Pennsylvania limited liability company (“AccentCare Pennsylvania”), and (x) Nurses Unlimited, Inc., a Texas corporation (“Nurses Unlimited,” and collectively with Guardian Georgia, Guardian Tennessee, Texas Home Health, AccentCare Arizona, Gareda, AccentCare California, AccentCare Washington, AccentCare Minnesota, and AccentCare Pennsylvania, the “Transferred Entities”) and (B) certain assets and liabilities of AccentCare Home Health of Mountain Valley, LLC, a Colorado limited liability company (the “Asset Seller”) (collectively, the “Transaction”).

Pursuant to the Purchase Agreement, Addus HealthCare has agreed to consummate the Transaction for a purchase price of $275,000,000 in cash, subject to typical adjustments for working capital and other customary items.

The closing of the Transaction is subject to, among other regular closing conditions, the accuracy of the representations and warranties in the Purchase Agreement, compliance with the covenants in the Purchase Agreement, certain regulatory approvals having been obtained, and the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Addus HealthCare and Seller are also provided certain termination rights.

Seller has made customary representations and warranties with respect to the Transferred Entities and, with respect to the Business, the Asset Seller, as well as covenants regarding the operations of the Business during the period between the execution of the Purchase Agreement and the closing of the Transaction. Addus HealthCare is obligated to obtain (and has already bound) a policy for representations and warranties insurance. Consummation of the Transaction is not subject to any financing condition, and there is no termination or reverse termination fee in connection with the Purchase Agreement.

The foregoing description of the Transaction does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 14, 2026, the Company issued the Press Release announcing the entry into the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Equity and Asset Purchase Agreement, dated September 12, 2026, by and between AccentCare, Inc. and Addus Healthcare, Inc.

99.1	Press Release, dated September 14, 2026.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDUS HOMECARE CORPORATION

Date: September 14, 2026	By:	/s/ Brian Poff
Brian Poff
Chief Financial Officer